Exhibit 99.1

Karuna Therapeutics Announces Pricing of $250 Million Public Offering of Common Stock

BOSTON, Mass., November 20, 2019 – Karuna Therapeutics, Inc. (Nasdaq: KRTX), a clinical-stage biopharmaceutical company committed to developing novel therapies with the potential to transform the lives of people with disabling and potentially fatal neuropsychiatric disorders and pain, today announced the pricing of its previously announced underwritten public offering of 2,600,000 shares of its common stock at a price to the public of $96.00 per share. The gross proceeds to Karuna from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $250.0 million. The offering is expected to close on November 25, 2019, subject to customary closing conditions. In addition, Karuna has granted the underwriters a 30-day option to purchase an additional 390,000 shares of its common stock, at the public offering price, less the underwriting discounts and commissions.

Goldman Sachs & Co. LLC and Citigroup are acting as joint book-running managers for the offering. Stifel, Nicolaus & Company, Incorporated is also acting as a book-running manager. JMP Securities LLC is acting as lead manager.

A registration statement relating to these securities was filed with the Securities and Exchange Commission (“SEC”) on November 18, 2019 and was declared effective by the SEC on November 20, 2019. The offering is being made only by means of a prospectus. A copy of the final prospectus relating to the offering will be filed with the SEC and may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting the offices of Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone: 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com; or Citigroup Global Markets Inc., Attention: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by phone at (800) 831-9146.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including among other things, the timing and completion of the public offering, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. These and other risks are described under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q filed with the SEC and in other filings that Karuna makes with the SEC. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Contact:

Chris Brinzey

Westwicke, an ICR Company

+1 339 970-2843

chris.brinzey@westwicke.com

Media Contact:

Jenn Gordon

GlobalHealthPR

+1 202 587-2580

jgordon@globalhealthpr.com

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